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                   Consent of Hansen, Hunter & Kibbee, P.C.

We consent to the incorporation by reference in this Current Report on Form 8-K, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our report dated January 19, 1995 with respect to the audit of Haines Associates Limited Partnership, of our report dated January 13, 1995 with respect to the audit of King-Bell Associates, of our report dated January 19, 1995 with respect to the audit of Monmouth Associates Limited Partnership, of our report dated January 13, 1995 with respect to the audit of Pendleton Riverside Apartments, Oreg., Ltd., of our report dated January 19, 1995 with respect to the audit of Penn Hall Associates Limited Partnership, of our report dated January 11, 1995 with respect to the audit of Rodeo Drive Limited Partnership, of our report dated January 14, 1995 with respect to the audit of South Mountain Terrace, Ltd., and of our report dated January 13, 1995 with respect to the audit of Woodland Apartments, Oreg., Ltd. each for the year ended December 31, 1994, and the incorporation by reference of each report in AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement of Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), and AIMCO's Registration Statement on Form S-3 (No. 333-20755).

/s/ HANSEN, HUNTER & KIBBEE

Hansen, Hunter & Kibbee, P.C.
April 28, 1997
Portland, Oregon